UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2016

NorthStar Real Estate Income II, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55189 (Commission File Number)	90-0916682 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)
(212) 547-2600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Determination of Estimated Value Per Share
Overview
On December 22, 2016, upon the recommendation of the audit committee (the “Audit Committee”) of the board of directors (the “Board”) of NorthStar Real Estate Income II, Inc. (“NorthStar Income II”), the Board, including all of its independent directors, approved and established an estimated value per share of NorthStar Income II’s Class A and Class T common stock of $9.26. The estimated value per share is based upon the estimated value of NorthStar Income II’s assets less the estimated value of NorthStar Income II’s liabilities as of September 30, 2016, divided by the number of shares of NorthStar Income II’s common stock outstanding as of September 30, 2016. The information used to generate the estimated value per share, including market information, investment- and property-level data and other information provided by third parties, was the most recent information practically available as of September 30, 2016.
The estimated value per share of NorthStar Income II’s common stock does not include the potential impact of subsequent investment activity after September 30, 2016 or, as further described below, any premium or benefit for the enterprise value that may be attributable to NorthStar Income II due to the size and diversity of its investment portfolio.
Process
The estimated value per share was calculated with the assistance of NorthStar Income II’s external advisor, NSAM J-NSII Ltd (the “Advisor”), and Duff & Phelps, LLC (“Duff & Phelps”), an experienced third-party independent valuation and consulting firm engaged by NorthStar Income II to assist with the valuation of NorthStar Income II’s assets and liabilities. The engagement of Duff & Phelps was approved by the Board, including all of its independent directors. Duff & Phelps has extensive experience in conducting asset valuations, including commercial real estate (“CRE”) debt, properties and real estate-related securities similar to those owned by NorthStar Income II. While NorthStar Income II and other entities managed or sponsored by affiliates of NorthStar Asset Management Group Inc. have engaged or may engage Duff & Phelps in the future for services of various kinds, NorthStar Income II believes that there are no material conflicts of interest with respect to its engagement of Duff & Phelps. In the ordinary course of their business, Duff & Phelps and its affiliates, directors and officers may structure and effect transactions for their own accounts or for the accounts of their customers in CRE assets of the same kind and in the same markets as NorthStar Income II’s assets.
The Audit Committee recommended and the Board established the estimated value per share based upon the analyses and reports provided by Duff & Phelps and the Advisor, including an evaluation of NorthStar Income II’s assets and liabilities as of September 30, 2016. The analysis provided by Duff & Phelps included a range of estimated values per share of $8.84 and $9.70 per share, with a midpoint value of $9.26 per share. The Advisor and the Audit Committee recommended that the Board adopt Duff & Phelps’ midpoint value estimate, or $9.26 per share. In arriving at its recommendation, the Audit Committee relied in part on valuation methodologies that the Advisor and Duff & Phelps believe are standard and acceptable in the real estate and non-traded real estate investment trust (“REIT”) industries for the types of assets and liabilities held by NorthStar Income II. The process for estimating the value of NorthStar Income II’s assets and liabilities was performed in accordance with the provisions of the Investment Program Association Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs. NorthStar Income II believes that the valuation process was developed in a manner reasonably designed to ensure its reliability and is not aware of any changes subsequent to September 30, 2016 that would have a material impact on its overall valuation.
On December 22, 2016, Duff & Phelps delivered its report related to the valuation of NorthStar Income II’s assets and liabilities as of September 30, 2016, including NorthStar Income II’s 22 CRE debt investments (the “CRE Debt Investments”), two CRE property investments comprised of 24 individual properties (the “CRE Properties”), three portfolios of private equity real estate funds interests (the “PERE Investments”), eight commercial mortgage-backed securities (“CRE Securities”) and 13 CRE-related liabilities (“CRE Borrowings”), as further described below.

The Board currently expects that NorthStar Income II’s next estimated value per share will be based upon its assets and liabilities as of September 30, 2017 and that such value will be included in a report filed with the U.S. Securities and Exchange Commission. NorthStar Income II intends to publish estimated values per share annually, although NorthStar Income II may determine to publish such updated values more frequently.
Valuation Methodology
Valuation of Commercial Real Estate Debt Investments
The estimated value of the CRE Debt Investments was established by performing a comparable market interest rate analysis for each investment as of September 30, 2016. Duff & Phelps evaluated the estimated value for each CRE Debt Investment by applying a discounted cash flow (“DCF”) analysis over the projected remaining term of the investment. The cash flow estimates used in the DCF analysis were based on the investment’s contractual agreement and corresponding interest and principal cash flow. The expected cash flow was then discounted at an interest rate that Duff & Phelps estimated a current market participant would require for instruments with similar collateral and duration assuming an orderly market environment, taking into account, for example, remaining loan term, loan-to-value ratio, collateral type, debt service coverage, security position and other factors deemed relevant. In estimating the market interest rate for each CRE Debt Investment, Duff & Phelps reviewed the most recent third-party appraised value of the collateral underlying each CRE Debt Investment, as well as loan reserve balances held by NorthStar Income II. To the extent the appraised value of the collateral underlying an investment was greater than the outstanding principal amount of the applicable investment, such investment was considered to have full credit coverage. Duff & Phelps observed that the value of the underlying collateral for all of the CRE Debt Investments exceeded the applicable loan balance outstanding as of September 30, 2016 and that all third-party appraisals were completed within 12 months of September 30, 2016. The range of discount rates used by Duff & Phelps to estimate the value of the CRE Debt Investments was approximately 5.8% to 15.5% and the weighted average discount rate was approximately 8.5%.
As of September 30, 2016, the estimated value of the CRE Debt Investments was $799.0 million, compared with an aggregate outstanding principal amount of $792.4 million (the “Principal Amount”). In addition, as of September 30, 2016, the CRE Debt Investments contained approximately $27.4 million of future funding commitments which were not included for purposes of calculating the estimated value per share.
Valuation of Commercial Real Estate Properties and Equity Interests
Duff & Phelps conducted appraisals to determine the value of NorthStar Income II’s CRE Properties. Each appraisal was performed as of September 30, 2016 and performed in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. In general, Duff & Phelps relied upon an income approach to value utilizing a DCF methodology, which Duff & Phelps believes is appropriate for valuing assets similar to the properties owned by NorthStar Income II. Discount and terminal capitalization rates were selected by taking into account, among other factors, prevailing discount and capitalization rates in the commercial property sector as deemed appropriate for each property. In determining each appraised value, Duff & Phelps utilized all information that it deemed relevant, including information from the Advisor, its own data sources and market information provided by commercial real estate brokers, all of which it relied upon without independent verification. Duff & Phelps also reviewed other information, such as trends in capitalization rates, discount rates, interest rates, leasing rates and other economic factors. The range of discount rates used to determine the value of the CRE Properties was 7.0% to 8.5% and the weighted average discount rate was approximately 7.5%, and the range of terminal capitalization rates applied was 6.5% to 8.3% and the weighted average terminal capitalization rate was approximately 6.9%.
In addition, for certain CRE Debt Investments, NorthStar Income II has a right to equity-like participations or other ownership interests in the underlying collateral (the “Equity Interests”) and, as appropriate, these Equity Interests were considered by Duff & Phelps in estimating NorthStar Income II’s estimated value per share. The range of capitalization rates used to determine the value of the Equity Interests was 6.3% to 10.6% and the weighted average capitalization rate was 7.7%.

As of September 30, 2016, the estimated value of the CRE Properties and Equity Interests was $539.5 million, compared with an aggregate initial purchase price, including subsequent capital expenditures, of $449.9 million (the “Property Purchase Price”).
Valuation of Private Equity Fund Limited Partnership Interests
To estimate the value of NorthStar Income II’s PERE Investments, Duff & Phelps applied a DCF analysis to the projected future cash flow of the underlying fund interests, including associated deferred purchase obligations. The resulting aggregate value of the projected future cash flow was then modeled through the applicable PERE Investment waterfall, taking into account the specific structures set forth in the governing documents for each PERE Investment. The range of discount rates used to determine the value of the PERE Investments was 3.5% to 20.0% and the weighted average discount rate was approximately 18.0%.
As of September 30, 2016, the estimated value of the PERE Investments was $100.4 million, compared with a carrying value, net of deferred purchase obligations, of $84.9 million (the “PERE Investment Carrying Value”).
Valuation of Commercial Real Estate Securities
To estimate the value of NorthStar Income II’s CRE Securities, Duff & Phelps reviewed the terms of each CRE Security and projected the future cash flow attributable to each CRE Security based on its securitization structure. In addition, Duff & Phelps reviewed observable trade and market data for similar assets, publicly available information and quotations provided by third party broker-dealers and other information deemed appropriate. Based on its review of this market data, Duff & Phelps established an estimated fair market price for each CRE Security.
As of September 30, 2016, the estimated value of the CRE Securities was $77.4 million, compared with a carrying value of $77.6 million (the “CRE Security Carrying Value”).
Valuation of Commercial Real Estate Borrowings
Duff & Phelps estimated the fair value of NorthStar Income II’s CRE Borrowings by discounting the stream of expected interest and principal payments for each liability by an interest rate that Duff & Phelps estimated a current market participant would require for instruments with similar collateral and duration assuming an orderly market environment, taking into account factors such as remaining loan term, loan-to-value ratio, collateral type, debt service coverage, security position and other factors deemed relevant. The range of discount rates used by Duff & Phelps to estimate the value of the CRE Borrowings was approximately 2.8% to 6.9% and the weighted average discount rate was approximately 4.5%.
As of September 30, 2016, the estimated value of the CRE Borrowings was $765.0 million, compared with an aggregate outstanding principal amount of $770.3 million.
Cash, Other Assets and Other Liabilities
The fair value of NorthStar Income II’s cash, other tangible assets and other tangible liabilities was estimated by Duff & Phelps to approximate their carrying value as of September 30, 2016. The estimated value per share reflects amounts related to NorthStar Income II's obligation to pay future distribution fees with respect to its Class T shares.
Estimated Net Asset Value Per Share
Based on the above valuations and estimates and subject to the assumptions and limiting conditions contained in its report, Duff & Phelps estimated that the net asset value per fully diluted common share outstanding of NorthStar Income II’s common stock as of September 30, 2016 ranged from $8.84 to $9.70 per share. Based on its review of the Duff & Phelps report and the analysis and recommendation of the Advisor, the Audit Committee recommended and the Board approved an estimated net asset value per Class A and T share of $9.26, representing the approximate mid-point of Duff & Phelps’ range of estimated per share values. Previously, on November 10, 2015, upon the recommendation of the Audit Committee, the Board, including all of its independent directors, approved and established an estimated value per share for each class of NorthStar Income II’s common stock of $9.05 as of September 30, 2015.
The table below sets forth the calculation of NorthStar Income II’s estimated value per share as of September 30, 2016 ($ in thousands, except per share values):

	Estimated Value	Estimated Value per Share
CRE Debt Investments	$798,981	$7.28
CRE Properties & Equity Interests	539,544	4.91
PERE Investments, net of deferred purchase obligations	100,350	0.91
CRE Securities	77,360	0.70
Cash and other assets	326,053	2.97
Total Liabilities	(825,112)	(7.51)
Total estimated value as of September 30, 2015	$1,017,176	$9.26

Shares outstanding (in thousands)	109,800

In the aggregate, the estimated value of NorthStar Income II’s CRE Debt Investments, CRE Properties, PERE Investments and CRE Securities of $1.5 billion represents an approximate 7.9% increase in value over the aggregate value of the Principal Amount, Property Purchase Price, PERE Investment Carrying Value and CRE Security Carrying Value as of September 30, 2016.
As previously discussed, the estimated value per share approved by the Audit Committee and the Board does not reflect NorthStar Income II’s “enterprise value,” which may include a premium or discount for:

•	the large size of NorthStar Income II’s portfolio, as some buyers may pay more for a portfolio compared to prices for individual investments;

•
the characteristics of NorthStar Income II’s working capital, leverage, credit facilities and other financial structures where some buyers may ascribe different values based on synergies, cost savings or other attributes;

•	disposition and other expenses that would be necessary to realize the value;

•	the services being provided by personnel of the Advisor under the advisory agreement and NorthStar Income II’s potential ability to secure the services of a management team on a long-term basis; or

•	the potential difference in per share value if NorthStar Income II were to list its shares of common stock on a national securities exchange.

On December 22, 2016, Duff & Phelps delivered its valuation report to the Audit Committee. The Audit Committee was given an opportunity to confer with the Advisor and Duff & Phelps regarding the methodologies and assumptions used therein and determined to recommend to the Board the estimated value per share of NorthStar Income II’s common stock.
The Board is ultimately and solely responsible for the establishment of the estimated value per share of NorthStar Income II’s common stock. In arriving at its determination of the estimated value per share, the Board considered all information provided in light of its own familiarity with NorthStar Income II’s assets and unanimously approved the estimated value recommended by the Audit Committee.

Sensitivity Analysis
Changes to the key assumptions used to arrive at the estimated value per share, including the capitalization rates and discount rates used to value the CRE Debt Investments, CRE Properties, Equity Interests, PERE Investments and CRE Borrowings, as well as the estimated value of the CRE Securities, would have a significant impact on the underlying value of NorthStar Income II’s assets and liabilities. The following table presents the impact on the estimated value per share of NorthStar Income II’s common stock resulting from a 5.0% increase and decrease to (1) the discount rates applied to estimate the value of the CRE Debt Investments, PERE Investments and CRE Borrowings, (2) the discount rates and terminal capitalization rates applied to estimate the value of the CRE Properties, (3) the capitalization rates applied to estimate the value of the Equity Interests and (4) the estimated aggregate value of the CRE Securities:

	Range of Value
	Low	Midpoint	High
Estimated Net Asset Value per Share	$8.84	$9.26	$9.73
Weighted Average Discount Rate (CRE Debt Investments)	9.0%	8.5%	8.1%
Weighted Average Discount Rate (CRE Properties)	7.9%	7.5%	7.1%
Weighted Average Terminal Capitalization Rate (CRE Properties)	7.3%	6.9%	6.6%
Weighted Average Capitalization Rate (Equity Interests)	8.1%	7.7%	7.3%
Weighted Average Discount Rate (PERE Investments)	18.9%	18.0%	17.1%
Weighted Average Discount Rate (CRE Borrowings)	4.7%	4.5%	4.3%
Assumed Value of CRE Securities (1)	95%	100%	105%
____________________________________

(1)	Expressed as a percentage of the value of the CRE Securities used in the final determination of the estimated value per share.

The following table presents the impact on the estimated value per share of NorthStar Income II’s common stock resulting from a 5.0% increase and decrease to (1) the discount rates applied to estimate the value of the CRE Debt Investments, PERE Investments and CRE Borrowings, (2) the discount rates and capitalization rates applied to estimate the value of the CRE Properties and Equity Interests and (3) the estimated aggregate value of the CRE Securities, with the impact of each asset class within NorthStar Income II’s portfolio shown in isolation:

	Range of Value
	Low	Midpoint	High
CRE Debt Investments (Discount Rates)	$9.19	$9.26	$9.33
CRE Properties & Equity Interests (Capitalization Rates and Discount Rates)	$8.91	$9.26	$9.67
PERE Investments (Discount Rates)	$9.24	$9.26	$9.28
CRE Borrowings (Discount Rates)	$9.20	$9.26	$9.33
CRE Securities	$9.23	$9.26	$9.30
All Investments/Borrowings	$8.84	$9.26	$9.73

The above sensitivity differs from the methodology employed by Duff & Phelps to generate the range of estimated per share values contained in its valuation report. The above sensitivity analysis assumes a 5.0% increase and decrease to the underlying valuation assumptions, which may differ from the valuation adjustments employed by Duff & Phelps in its valuation report.

Limitations and Risks
As with any valuation methodology, the methodologies used to determine NorthStar Income II’s estimated value per share are based upon a number of estimates and assumptions that may prove later to be inaccurate or incomplete. Further, different market participants using different assumptions and estimates could derive different estimated values. Although the Board relied on estimated values of NorthStar Income II’s assets and liabilities, the estimated value per share may bear no relationship to NorthStar Income II’s book or asset value. In addition, the estimated value per share may not represent the price at which shares of NorthStar Income II’s common stock would trade on a national securities exchange, the amount realized in a sale, merger or liquidation of NorthStar Income II or the amount a stockholder would realize in a private sale of shares. The Audit Committee and Board considered an estimated value of NorthStar Income II’s assets and liabilities as of a specific date and such value is expected to fluctuate over time in response to future events, including but not limited to, changes to commercial real estate values, changes in market interest rates for commercial real estate debt investments, changes in capitalization rates, rental and growth rates, changes in laws or regulations impacting the commercial real estate industry, demographic changes, returns on competing investments, changes in administrative expenses and other costs, the amount of distributions on NorthStar Income II’s common stock, repurchases of NorthStar Income II’s common stock, changes in the number of shares of NorthStar Income II’s common stock outstanding, the proceeds obtained for any common stock transactions, local and national economic factors and the factors specified in Part I, Item 1A of NorthStar Income II’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as in NorthStar Income II’s other filings with the SEC. There is no assurance that the methodologies used to establish the estimated value per share would be acceptable to the Financial Industry Regulatory Authority, Inc. or in compliance with guidelines pursuant to the Employee Retirement Income Security Act of 1974 with respect to their reporting requirements.
Distribution Reinvestment Plan
In accordance with the terms of NorthStar Income II’s distribution reinvestment plan, effective immediately, distributions may be reinvested in shares of NorthStar Income II’s common stock at a price of $9.26, which is equal to the current estimated value per share, until such time as NorthStar Income II establishes a new estimated per share value, at which time the purchase price will adjust to 100% of such new estimated value per share.
Share Repurchase Plan
In accordance with the terms of NorthStar Income II’s share repurchase program (the “SRP”), effective immediately, unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability, repurchases will be made at a price of $9.26, which is equal to the current estimated value per share, until such time as NorthStar Income II establishes a new estimated value per share, at which time the purchase price will adjust to 100% of such new estimated value per share. Shares repurchased in connection with a stockholder’s death or qualifying disability will continue to be repurchased at the higher of the price paid for the shares, as adjusted for any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares of common stock, or NorthStar Income II’s estimated value per share, as more fully described in the SRP.
Safe Harbor Statement
This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “will,” “may,” “plans,” “intends,” “expects” or other similar words or expressions. These statements are based on NorthStar Income II’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward looking statements; NorthStar Income II can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from NorthStar Income II’s expectations include, but are not limited to, the actual value of NorthStar Income II’s common stock upon a listing, if any, the amount realized by a stockholder in the event of a sale, merger or liquidation of NorthStar Income II or a private sale of shares, variations in facts underlying the assumptions used to estimate the valuation of NorthStar Income II’s common stock, changes in market interest rates for commercial real estate debt investments, changes to commercial real estate values, changes in capitalization rates, rental and growth rates, returns on competing investments, changes in administrative expenses and other costs, the amount of distributions on NorthStar Income II’s common stock, repurchases of NorthStar Income II’s common stock, changes in the number of shares of NorthStar Income II’s common stock outstanding and the proceeds obtained for any common stock transactions, the impact of any losses from NorthStar Income II’s investments on cash flow and returns, property level cash flow, changes in economic conditions generally and the real estate and debt markets specifically, availability of capital, the ability to achieve targeted returns, changes to generally accepted accounting principles, policies and rules applicable to REITs and the factors specified in in Part I, Item 1A of NorthStar Income II’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as in NorthStar Income II’s other filings with the SEC. The foregoing list of factors is not exhaustive. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to NorthStar Income II on the date of this report and NorthStar Income II is under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Real Estate Income II, Inc.

Date: December 28, 2016	By:	/s/ Jenny B. Neslin
Jenny B. Neslin
General Counsel and Secretary